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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                  June 19, 1997
                                  -------------
                Date of Report (Date of earliest event reported)



                              Phoenix Network, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)



   Delaware                          0-17909                    84-0881154
   --------                          -------                    ----------
(State or other                    (Commission               (I.R.S. Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)



                   1687 Cole Boulevard, Golden, Colorado 80401
                   -------------------------------------------
                    (Address of principal executive offices)



                                 (303) 205-3500
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.          OTHER EVENTS.

                 On June 19, 1997, Phoenix Network, Inc. (the "Company") announced that it had entered into a letter of intent (the "Letter of Intent") with US ONE Communications Corp. (collectively with its subsidiaries "US ONE") and Resurgens Capital Group, Inc. ("Resurgens"), providing for the merger (the "Merger") of the three companies. It has not yet been determined which of the three companies, if any, will survive the Merger. The announcement was made in a news release, a copy of which is filed herewith as Exhibit 99.1. In the Merger, stockholders of the Company, US One and Resurgens would receive 39.5%, 39.5% and 21.0%, respectively, of the capital stock of the surviving company, on a fully-diluted basis. John D. Phillips, the controlling shareholder of Resurgens and a leader in the alternative long distance business, will become Chairman and Chief Executive Officer of the surviving company following the Merger.

                 The Merger represents a vehicle for furtherance of the Company's new strategy for lowering line costs by deploying a long distance network system and loading it with substantial volumes of traffic. Following consummation of the Merger, the surviving company will directly own US ONE's switching equipment and be able to load its network with the uncommitted long distance traffic of the Company. Further, the constituent companies believe that the Merger will facilitate the roll-out of local dial tone services to retail customers. Following the Merger, the surviving company will be responsible for capital expenditures in connection with the acquisition of equipment relating to the operation and maintenance of its network and will require additional capital to continue its national switching and local dial tone services roll-out.

                 US ONE is a growth-stage competitive local exchange carrier ("CLEC") that has deployed a national telecommunications network of 14 Lucent 5ESS-2000, located in Boston, New York City, Washington, D.C., Atlanta, Tampa, Columbus, Chicago, Minneapolis, Kansas City, Dallas, Denver, Los Angeles, San Francisco and Seattle. US ONE began handling long distance carrier traffic in August 1996 and is presently handling long distance carrier traffic on six of its switches. In addition, US ONE is currently completing the initial build-out of its first competitive local dial tone service operation in New York City, with comprehensive customer field tests now underway.

                 Resurgens is a privately held company formed to pursue investment opportunities in the telecommunications arena.

                 The Merger is subject to numerous conditions, including the following:

                 1. Resurgens is to arrange interim financing (the "Interim Financing") secured by all available assets of the Company and US One to meet their respective working capital requirements prior to the closing date of the Merger;

                 2. The Merger participants shall have raised sufficient financing to meet their current obligations, to fund the roll-out of the CLEC business and to finance future acquisitions to be closed simultaneously with the closing of the Merger;



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                 3. Each of the parties shall have obtained fairness opinions prior to signing of definitive agreements for the Merger concluding that the Merger is fair from a financial point of view to such party and its shareholders;

                 4. Negotiation of definitive documentation, regulatory and stockholder approvals, due diligence investigations, and other conditions set forth in the Letter of Intent, which is filed herewith as Exhibit 99.2. The Letter of Intent supersedes the Company's previously announced Letter of Intent for a bi-lateral merger with US One.

                 The Letter of Intent provides that any party to the Merger may terminate the Letter of Intent if the Interim Financing has not been arranged to the satisfaction of either the Company or US One by July 7, 1997. As of the date of filing of this Current Report on Form 8-K, the interim financing has not yet been arranged to the satisfaction of the Company, but the Company has not elected to terminate the Letter of Intent as a result of such failure of condition. If Interim Financing satisfactory to the Company has not been arranged prior to execution of definitive agreements for the Merger (for funding concurrent with such execution), or if long term financing sufficient to allow the surviving company to carry out its business plan has not been arranged prior to the scheduled closing date for the Merger (for funding concurrent with such closing), the Company does not anticipate that the Merger will close.

                 The Company had originally intended to hold a conference call to discuss the Merger on June 24, 1997. Because the parties were unable to reach agreement on the terms and conditions of the Interim Financing, and because other substantive issues with regard to the transaction had not yet been finalized, the Company announced in a news release on June 23, 1997, and again in a news release on June 26, 1997, that it was delaying such conference call. A conference call to discuss the Merger was held on June 30, 1997, and summarized in a news release on July 2, 1997. During such conference call, the Merger participants expressed a need for Interim Financing of approximately $35 million, which is expected to be provided or arranged by Resurgens Capital Corp. and funded at the time definitive agreements for the Merger are executed.

                 The Merger participants also discussed the need to restructure US One's payables to Lucent Technologies Inc. ("Lucent") and acknowledged that they are in talks with Lucent to restructure such debt. US One is considering, among other strategies, filing for Chapter 11 Bankruptcy to reorganize itself and help the surviving company in the Merger to achieve its stated objectives.

                 The Company currently is targeting the Fourth Quarter of 1997 to consummate the Merger.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)       Exhibits.

                           99.1 News Release, released on June 19, 1997, announcing the Merger.

                           99.2 Letter of Intent, dated June 19, 1997, between the Company, US ONE and Resurgens, with respect to the Merger.


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                 Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 10, 1997                   Phoenix Network, Inc.
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                                      By:  /s/ Wallace M. Hammond
                                         ----------------------------------
                                         Wallace M. Hammond, President
                                           and Chief Executive Officer


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                                 EXHIBIT INDEX


                99.1 News Release, released on June 19, 1997, announcing the Merger.

                99.2     Letter of Intent, dated June 19, 1997,
                         between the Company, US ONE and Resurgens, with respect to the Merger.